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                                                                     EXHIBIT 5.1



                                                June 6, 1996



EntreMed, Inc.
9610 Medical Center Drive
Suite 200
Rockville, MD 20850



        RE:  REGISTRATION STATEMENT ON FORM S-1



Ladies and Gentlemen:



    We have acted as counsel for EntreMed, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (File No. 333-3536) (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 3,680,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which includes 480,000 shares subject to an option granted to the underwriters to cover over-allotments in connection with the offering.



    We have examined the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the shares, draft forms of certificates representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents and records as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.



    Based upon the foregoing, we are of the opinion that the maximum of 3,680,000 shares have been duly authorized and, when issued and sold in accordance with the terms described in the Prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.



    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus.



                                            Very truly yours,



                                            BACHNER, TALLY, POLEVOY
                                              & MISHER LLP